UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 23, 2005

KUHLMAN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401

(Address of principal executive offices)(Zip Code)

(612) 338-5752

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURE

Item 3.02. Unregistered Sales of Equity Securities.

     On June 23, 2005, Kuhlman Company, Inc. sold 1,085,956 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) for an aggregate purchase price of $2,092,208.65.

     The Series A Preferred Stock will be convertible on a one-for-one basis for shares of Company common stock. Series A Preferred Stock will not have a liquidation preference. The Series A Preferred Stock is senior, however, to all classes of Company capital stock in terms of dividend payments. Without the consent of holders of a majority of the outstanding Series A Preferred Stock, the Company may declare no dividends on any junior securities so long as there is outstanding Series A Preferred Stock. The Series A Preferred Stock will be automatically converted into common stock following the effectiveness of a registration statement covering the conversion of such preferred shares or upon the one-year anniversary of the merger with SK2 (i.e., June 10, 2006). Holders of Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of Company stockholders on an as-if-converted basis, and will have the other rights accorded to preferred stock under state law, including the right class voting in certain circumstances.

     For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder. The Company relied on this exemption and/or the safe harbor rule thereunder based on the fact that (i) there were only approximately 31 investors, all of whom, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and (ii) the Company has obtained Subscription Agreements from the investors indicating that the investors are purchasing for investment only.

     The Company has engaged third party agents to assist in the private placement of the Preferred Stock. Proposed compensation for such placement agents include a 10% commission for proceeds raised by such placement agent, a 3% non-accountable expense allowance for the proceeds raised by such placement agent and a five year warrant equal to 10% of the Shares sold by such placement agent.

     On May 31, 2005, the Company terminated an engagement letter with a placement agent. Pursuant to such engagement letter, the Company may be required to compensate this placement agent for funds received from investors who are approached by such placement agent during the term of the engagement letter. Such fees, if required, could equal up to 7.75% of the proceeds raised from such potential investors. In such situation, such placement agent could also be entitled to a warrant to purchase shares equal to 5% of the shares sold to investors approached by such placement agent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.
Date: June 27, 2005	By:	/s/ Jon Gangelhoff
Jon Gangelhoff, Chief Financial Officer